CERTIFICATE OF INCORPORATION

                                       OF

                       UTILITY SHARED SERVICES CORPORATION



                                    ARTICLE I

                                      NAME

       The name of the Corporation is Utility Shared Services Corporation.



                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

          The registered office of the Corporation in the State of Delaware is located at 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, 19901. The registered agent in charge thereof is National Registered Agents, Inc.

                                   ARTICLE III

                               CORPORATE PURPOSES

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

          The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred (200) shares, which shall be shares of Common Stock and shall have a par value of $.01 per share.

                                    ARTICLE V

                                  INCORPORATORS

          The name and mailing address of the Incorporator are as follows:

         Name                                        Mailing Address

      Frank Lee                                      Huber Lawrence & Abell
                                                     605 Third Avenue
                                                     New York, New York  10158


                                   ARTICLE VI

                                    DIRECTORS

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this ___ day of August, 2003.


                                        -------------------------
                                               Frank Lee